UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

ISATORI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11900	75-2422983
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15000 W 6th Avenue, Suite 202 Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-215-9174

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.

Changes in Registrant’s Certifying Accountant.

Effective May 29, 2013, iSatori, Inc. (the “Company”) informed Hein and Associates LLP (“Hein”) that Hein had been dismissed as the Company’s independent accountant.  The decision to terminate the relationship was approved unanimously by the Company’s Board of Directors.  Effective May 29, 2013, Hein informed the Company that Hein had resigned as the Company’s independent accountant.

During the audit of the Company’s December 31, 2012 financial statements, the Company’s management and Hein disagreed with respect to the valuation of certain common stock warrants and the amount of the valuation allowance related to deferred tax assets.  Subsequently, the Company adjusted its preliminary valuation of common stock warrants and the valuation allowance for deferred tax assets to amounts that Hein believed appropriate.

During the audit of the Company’s December 31, 2012 financial statements, Hein & Associates LLP identified the following deficiency in internal control over financial reporting which was considered to be a material weakness:

The Company did not maintain effective controls over the analysis and application of accounting principles associated with significant, unusual and infrequently occurring transactions in accordance with U.S. generally accepted accounting principles.  Specifically, the Company did not have effective review and approval practices relating to the accounting and disclosure of such transactions.  This control deficiency resulted in audit adjustments related to the accounting for equity-based instruments and income taxes.

Hein’s report dated April 15, 2013 on the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

Hein’s report dated April 6, 2012 on the Company’s consolidated financial statements for the fiscal years ended December 31, 2011 and December 31, 2010 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided to Hein a copy of the foregoing disclosure and has requested that Hein furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Hein agrees with such disclosure and, if not, stating the respects in which it does not agree. A copy of such letter, dated June 4, 2013, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

16.1	Letter from Hein & Associates LLP dated June 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2013

ISATORI, INC.

By:	/s/ Stephen Adelé
Stephen Adelé
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Hein & Associates LLP dated June 4, 2013.